Exhibit 99.1


For Immediate Release
                                     For additional information contact:

                                  Richard Donnelly, CEO (303) 794-2000 or
                             Greg Pusey, Chairman, AspenBio, Inc. (303) 884-4406


       AspenBio, Inc. Announces Completion of $3,557,892 Private Placement

Castle Rock, CO, July 12, 2005 / PR News - AspenBio, Inc. (OTCBB: APNB) announced today that it has completed and terminated its offering under a private placement of unregistered securities totaling an aggregate of $3,557,892, with $3,072,642, having closed on May 6, 2005. For each $1,000,000, or portion thereof invested, the purchaser received 1,142,857 common shares and 1,142,857 warrants to purchase the same number of shares exercisable for five years at an exercise price of $1.35 per share. A total of 4,066,162 shares and 4,066,162 warrants were issued in the offering. The offering was made to accredited investors only, including a significant investor in the Registrant's 2004 funding. The offering was completed through Westminster Securities Corporation, the Company's placement agent for this offering. The purpose of the private placement was to raise funds for working capital, new product development and general corporate purposes.

Neither the Units, nor the shares of Common Stock underlying the Units or the warrants included in the Units, are registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy in any jurisdiction.

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This news release includes "forward looking statements" of AspenBio, Inc.
("APNB") as defined by the Securities and Exchange Commission (the "SEC"). All statements, other than statements of historical fact, included in the press release that address activities, events or developments that APNB believes or anticipates will or may occur in the future are forward-looking statements. These statements are based on certain assumptions made based on experience, expected future developments and other factors APNB believes are appropriate in the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of APNB. Investors are cautioned that any such statements are not guarantees of future performance. Actual results or developments may differ materially from those projected in the forward-looking statements as a result of many factors, including development of new products, obtaining additional funding, adverse changes in market conditions, fluctuations in sales volumes, and problems in collecting receivables. Furthermore, APNB does not intend (and is not obligated) to update publicly any forward-looking statements. The contents of this news release should be considered in conjunction with the warnings and cautionary statements contained in APNB's recent filings with the SEC.